UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 1, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number 0-49629	33-0933072
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA, 92630
(Address of principal executive offices, including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On July 1, 2013, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) repaid in full the outstanding balance due under the bridge promissory notes issued by the Company on January 24, 2013 (the “Bridge Notes”). The repayment on July 1, 2013 resulted in a savings to the Company of $175,000.
Pursuant to the terms of the common stock purchase warrants issued to the purchasers of the Bridge Notes (the “Warrants”), the exercise price of such Warrants was adjusted from $1.00 per share to $0.71 per share upon repayment of the Bridge Notes. No further adjustments to the exercise price of the Warrants are required to be made in the future other than adjustments pursuant to customary anti-dilution provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

July 11, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

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